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                             ENVIROTEST SYSTEMS CORP.
         EXHIBIT 11 - STATEMENT OF COMPUTATION OF INCOME (LOSS) PER SHARE (Amounts in thousands, except per share amounts)

Income (Loss) per share is computed using the weighted average number of shares outstanding plus incremental shares issuable upon exercise of outstanding options using the treasury stock method.


                                                                Three
                                                             Months Ended
                                                              December 31,
                                                           1997         1996
                                                         -------       -------
BASIC:
Net Income (Loss)                                        $   627       $(6,174)
                                                         -------       -------
                                                         -------       -------
INCOME (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE

Weighted average number of shares outstanding             12,108        16,620
                                                         -------       -------
Income (Loss) per common and common
 equivalent share                                        $  0.05       $ (0.37)
                                                         -------       -------
                                                         -------       -------

DILUTIVE:

INCOME (LOSS) PER COMMON SHARE--
ASSUMING DILUTION

Weighted average number of shares outstanding             12,108        16,620

Net effect of dilutive stock options based on
 the treasury method using the average
 market price of common stock                              1,561            --
                                                         -------       -------

Common stock and common stock equivalents                 13,669        16,620
                                                         -------       -------
                                                         -------       -------
Income (Loss) per common and common
 equivalent share                                        $  0.05       $ (0.37)
                                                         -------       -------
                                                         -------       -------